Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Audiovox Corporation on Forms S-8 (Registration Nos. 333-82073, 333-36762, 333-138000, 333-131911, and 333-162569) of our report, dated March 5, 2010, on the consolidated financial statements of Audiovox Specialized Applications, LLC which is included in the Annual Report of Audiovox Corporation and Subsidiaries on Form 10-K for the year ended February 28, 2010.

/s/ MCGLADREY & PULLEN, LLP

Elkhart, Indiana
May 14, 2010